UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 10, 2023, Astra Space, Inc. (“Astra”) received a 180-day extension from NASDAQ to regain compliance with NASDAQ listing rule 5450 (a)(1) (the “Minimum Bid Price Requirement”).

As previously disclosed, on October 6, 2022, Astra received a deficiency notice from NASDAQ notifying the Company that, for the preceding thirty (30) consecutive business days, the closing bid price for the Company’s Class A common stock was below $1.00 per share. In accordance with its Listing Rules, NASDAQ afforded the Company 180 calendar days, or until April 4, 2023, to regain compliance.

On April 10, 2023, the Company received a letter from NASDAQ notifying the Company that, while the Company has not regained compliance with the Minimum Bid Price Requirement, the Staff has determined that Astra is eligible for an additional 180 calendar day period, or until October 2, 2023, to regain compliance. NASDAQ’s determination was based on (i) Astra meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on NASDAQ, with the exception of the Minimum Bid Price Requirement, and (ii) Astra’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time during the second compliance period, the closing bid price of the Company’s Class A common stock is at least $1.00 per share for a minimum of 10 consecutive business days, NASDAQ will provide Astra with written confirmation of compliance. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by October 2, 2023, NASDAQ will provide written notification that the Company’s Class A common stock will be delisted. At that time, Astra may appeal NASDAQ’s determination before a hearing panel.

There can be no assurance that Astra will be able to regain compliance with the Minimum Bid Price Requirement or that it will otherwise remain in compliance with the other listing requirements for NASDAQ; however it intends to take all reasonable actions to maintain its listing with NASDAQ.

Astra’s shares of Class A common stock will be listed on the NASDAQ Capital Market beginning April 12, 2023.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of present or historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company and are not predictions of actual outcomes. Actual events and circumstances are impossible to predict and are beyond the control of the Company.

The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Additional risks and uncertainties that could affect the Company and its financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, which is available on the Company’s website at https://investor.astra.com/financial-and-filings/sec-filings and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this Current Report are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astra Space, Inc.

Date:	April 11, 2023	By:	/s/ Axel Martinez
Axel Martinez Chief Financial Officer